                                   SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement          only (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RAMSAY MANAGED CARE, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ........................................................................
    2)  Aggregate number of securities to which transaction applies:
        ........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11./1/
        ........................................................................

    4)  Proposed maximum aggregate value of transaction:
        ........................................................................

    5)  Total fee paid:
        ........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing party:

    4)  Date Filed:

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                           RAMSAY MANAGED CARE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 21, 1996

     The Annual Meeting of Stockholders of RAMSAY MANAGED CARE, INC. ("RMCI" or the "Company") will be held at The Peninsula New York, 700 Fifth Avenue, New York, New York at 3:30 P.M., local time, on November 21, 1996, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1.   To elect seven directors of RMCI for the ensuing year;

          2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only RMCI stockholders of record at the close of business on October 1, 1996 will be entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A list of the stockholders entitled to vote at the meeting may be examined at the offices of Haythe & Curley, 237 Park Avenue, New York, New York, during the ten-day period preceding the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSAL TO BE CONSIDERED AT THE MEETING.

                              By Order of the Board of Directors,

                              Paul J. Ramsay
                              Chairman of the Board

October 28, 1996

                           RAMSAY MANAGED CARE, INC.
                          Entergy Corporation Building
                         639 Loyola Avenue, Suite 1725
                          New Orleans, Louisiana 70113

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                               November 21, 1996


General
-------

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramsay Managed Care, Inc. ("RMCI" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. When the enclosed proxy (the "Proxy") is properly executed and returned, the shares that it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted IN FAVOR of the nominees for directors listed on the Proxy and FOR the ratification of the Board of Directors' selection of independent auditors for the Company. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the Proxy in accordance with the best judgment of the person or persons acting thereunder. It is anticipated that the proxy materials will be mailed to the stockholders of the Company on or about October 28, 1996.

     It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

     Any stockholder who executes and delivers a Proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to the Company, care of the Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1725, New Orleans, Louisiana 70113 prior to the Meeting; (ii) executing and delivering a Proxy bearing a later date to the Company, care of the Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1725, New Orleans, Louisiana 70113 prior to the Meeting; or (iii) appearing at the Meeting and voting in person.

Expenses of Solicitation
------------------------

     The cost of soliciting Proxies will be borne by the Company. Officers, directors and employees of the Company may solicit Proxies by telephone, telecopier, telegram or in person. The Company has also engaged the services of Corporate Communications, Inc. and

First Union National Bank of North Carolina to assist in the solicitation and tabulation of Proxies. The Company estimates that these entities will receive fees totalling approximately $3,500, plus expenses, in connection with these services.

Voting
------

     Holders of record of issued and outstanding shares of (i) common stock, $.01 par value ("Common Stock"), of the Company and (ii) preferred stock, series 1996, $.01 par value ("Series 1996 Preferred Stock"), of the Company, in each case as of October 1, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 6,397,304 shares of Common Stock and 100,000 shares of Series 1996 Preferred Stock.

     Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. Each share of Series 1996 Preferred Stock is entitled to 30 votes with respect to each matter to be voted on at the Meeting, voting together with the Common Stock as a single class.

     Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Series 1996 Preferred Stock present and voting thereon at the Meeting. Abstentions will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, abstentions will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter.

     Paul Ramsay Hospitals Pty. Limited ("Ramsay Hospitals"), Ramsay Holdings HSA Limited ("Ramsay HSA") and Paul Ramsay Holdings Pty. Limited ("Ramsay Holdings") are the holders of an aggregate of 3,488,173 shares of Common Stock and Ramsay Hospitals is the holder of 100,000 shares of the Series 1996 Preferred Stock. Accordingly, as of the Record Date, Ramsay Hospitals, Ramsay HSA and Ramsay Holdings had an approximate 69.0% voting interest in the Company. To the best of the Company's knowledge, Ramsay Hospitals, Ramsay HSA and Ramsay Holdings will vote their shares of Common Stock and Series 1996 Preferred Stock in favor of each of the proposals presented at the Meeting. See "Certain Relationships and Related Transactions," "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below.

Merger Agreement
----------------

     As previously announced, on October 1, 1996, Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), RHCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RHCI ("RHCI Sub"), and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of the Company by RHCI through the merger of RHCI Sub with and into the Company (the "Merger"). The Merger has been approved by the Board of Directors of each of RHCI and the Company following the recommendation by a special committee of the Board of Directors of each of RHCI and the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of RHCI.

     Upon consummation of the Merger, (i) each share of Common Stock will be converted into one-third (1/3) of a share of common stock, $.01 par value, of RHCI ("RHCI Common Stock") and (ii) each share of Series 1996 Preferred Stock will be converted into one share of Class B Preferred Stock, Series 1996, $1.00 par value, of RHCI. The Merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     The Merger is subject to the approval by (i) the holders of a majority of the shares of RHCI Common Stock and RHCI Class B Preferred Stock, Series C, $1.00 par value (the "RHCI Series C Preferred Stock"), (voting on an as converted basis into RHCI Common Stock and voting together with the RHCI Common Stock as a single class) voting on the transaction, (ii) the holders of a majority of the issued and outstanding shares of Common Stock and Series 1996 Preferred Stock (voting on an as converted basis into Common Stock and voting together with the Common Stock as a single class) and (iii) the holders of a majority of the issued and outstanding shares of Series 1996 Preferred Stock (voting as a separate class). Affiliates of Paul J. Ramsay, the Chairman of the Board of RHCI and the Company, hold an approximate 34.8% voting interest in RHCI, an approximate 69.0% voting interest in the Company and 100% of the Series 1996 Preferred Stock, and have indicated that they will vote their shares of capital stock of each of RHCI and the Company in favor of the Merger. The Merger is also subject to various other conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of necessary lender and other consents, and the declaration of effectiveness by the Securities and Exchange Commission of a registration statement to be filed by RHCI. Subject to the satisfaction of these conditions, it is expected that the Merger will be consummated at the end of March 1997.

     THE COMPANY IS NOT SOLICITING ANY PROXIES AT THIS TIME IN CONNECTION WITH THE MERGER AND STOCKHOLDERS OF THE COMPANY ARE NOT BEING ASKED TO CONSIDER THE MERGER AT THE MEETING. THE COMPANY INTENDS TO CALL A SPECIAL MEETING OF ITS STOCKHOLDERS AT A LATER DATE TO CONSIDER THE MERGER.

1.   ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying Proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person nominated will be unable or will decline to serve. The directors elected by the stockholders will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                      Director  Principal Occupation for Past Five
Name and Age          Since     Years and Certain Other Directorships
------------          -----     -------------------------------------

Aaron Beam, Jr. (52)  1994      Executive Vice President and Chief Financial
                                Officer of HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1991; Director of HEALTHSOUTH Corporation since
                                1993; Director of Ramsay Health Care, Inc.
                                (provider of mental health care services).

Peter J. Evans (47)   1994      Financial consultant to a number of Australian
                                companies; Partner, P.J. Evans & Co., a
                                chartered accounting firm in Australia, since prior to 1991; Former partner in big six accounting firm; Director of Ramsay Health Care
                                Pty. Limited (or its predecessors) (owner and operator of hospitals in Australia), Prime
                                Television Limited (operator of an Australian television network) and Ramsay Health Care, Inc.

Thomas M. Haythe (57) 1994      Partner, Haythe & Curley (attorneys) since prior
                                to 1991; Director of Novametrix Medical Systems
                                Inc. (manufacturer of electronic medical instruments), Isomedix Inc. (provider of sterilization services), Guest Supply, Inc.
                                (provider of hotel guest room amenities, accessories and products), Westerbeke
                                Corporation (manufacturer of marine engine products), and Ramsay Health Care, Inc.

Moises E. Hernandez,  1996      Physician in private practice in internal
M.D. (53)                       medicine and gastroenterology since prior to
                                1991; Managing Partner and Medical Director of
                                Gastroenterology Group of South Florida since prior to 1991; Fellow, American College of
                                Gastroenterology; Fellow, American College of
                                Physicians.

Luis E. Lamela (46)   1996      Executive Vice Chairman of the Company since
                                January 1996; Chief Executive Officer of CAC
                                Medical Centers, a division of United HealthCare of Florida, since July 1996; President and Chief
                                Executive Officer of CAC - United HealthCare
                                Plans of Florida from May 1994 to July 1996;
                                President and Chief Executive Officer of
                                Ramsay - HMO, Inc. from prior to 1991 to May
                                1994; Director of Ramsay Health Care, Inc.

Paul J. Ramsay (60)    1994  Chairman of the Board of the Company since
                             June 1994; Chairman of the Board of Ramsay Health
                             Care, Inc. since July 1988; President of Ramsay
                             Health Care, Inc. from February 1988 to July 1988;
                             Chairman of the Board of Ramsay Health Care Pty.
                             Limited (or its predecessors), Paul Ramsay
                             Hospitals Pty. Limited and Prime Television
                             Limited; involved in the health care industry for more than 25 years; Director of Ramsay Health Care,
                             Inc.

Michael S. Siddle (47) 1994  Managing Director (Chief Executive Officer) of
                             Ramsay Health Care Pty. Limited (or its
                             predecessors) and Paul Ramsay Hospitals Pty.
                             Limited since prior to 1991; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1991; Director of Prime Television Limited and Ramsay Health Care, Inc.

          On January 24, 1996, the Board of Directors elected Luis E. Lamela as a director and Executive Vice Chairman of the Company. On May 13, 1996, Gregory
H. Browne resigned as a member of the Board of Directors (Mr. Browne had previously resigned as Chief Executive Officer of the Company effective September 30, 1995). On September 10, 1996, the Board of Directors elected Moises E. Hernandez, M.D. as a director of the Company.

Meetings and Committees of the Board of Directors
-------------------------------------------------

          The Board of Directors of the Company met five times in fiscal 1996. All of the directors named above attended at least 75% of the meetings of the Board of Directors and meetings of the Committees on which such director served held during the time that such person served, except for Mr. Ramsay who attended 67% of such meetings, including all of the meetings of the Board of Directors.

          The Company had four standing committees during fiscal 1996: the Executive Operating Committee, the Audit Committee, the Compensation Committee and the Independent Directors Committee.

          The Executive Operating Committee presently is composed of Messrs. Evans, Haythe, Lamela and Ramsay. The Committee acts in the place of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Operating Committee of the Company met four times during fiscal 1996.

          The Audit Committee presently is composed of Messrs. Evans and Haythe. The Audit Committee recommends the independent auditors appointed by the Board of Directors to audit the consolidated financial statements of the Company and reviews issues raised by such auditors as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report of the Company's internal accounting and auditing procedures. The Audit Committee of the Company did not meet during fiscal 1996.

          The Compensation Committee presently is composed of Messrs. Beam, Evans and Haythe. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the officers of the Company, including salary, bonus and benefits under existing compensation plans and compensation plans which may hereafter be adopted by the Company, and administers the Company's 1994 Stock Option Plan, 1994 Employee Stock Purchase Plan and 1996 Long Term Incentive Plan. The Compensation Committee met two times during fiscal 1996.

          The Independent Directors Committee presently is composed of Messrs. Beam and Haythe. The Independent Directors Committee has the authority to review all transactions between the Company and any persons affiliated with Paul
J. Ramsay or any entity in which Mr. Ramsay directly or indirectly has an equity interest. The Independent Directors Committee did not meet during fiscal 1996.

          The Company does not have a nominating committee and has established no procedures whereby nominees for director may be recommended by stockholders.

Compensation of Directors
-------------------------

          Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. The Company pays the Chairman of the Board a per annum fee of $10,000 and each other director who is not an employee of the Company a per annum fee of $5,000, and reimburses each such director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof.

Executive Compensation
----------------------

          The following table sets forth information for the fiscal years ended June 30, 1996, 1995 and 1994 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                       Long Term
                                                                                                     Compensation
                                                                 Annual Compensation                    Awards
                                                        ----------------------------------------------------------
                                         Fiscal
                                          Year                                    Other Annual                          All Other
Name and Principal Position              Ended          Salary        Bonus       Compensation       Stock Options     Compensation
          (1)(2)                        June 30          ($)           ($)            ($)                 (#)                ($)
------------------------------------------------------------------------------------------------------------------------------------
Martin Lazoritz, M.D.                       1996         256,119       54,332               6,110                 --       --
Executive Vice President                    1995         259,614       53,595               6,036             75,000       --
                                            1994(3)      193,277           --               6,036                 --       --

I. Paul Mandelkern                          1996         165,979       10,866               3,226                 --       --
Chief Operating Officer, Sr.                1995         162,321       10,719               3,163              17,500A     --
Vice President, General                     1994(3)      125,748           --               2,408                 --       --
Counsel-Behavioral Health Division

Robert Pollack, M.D.                        1996         165,006       10,000               6,227                 --       --
Medical Director - Behavioral               1995         165,006           --               6,153             15,000       --
Health Division                             1994(3)      156,985           --               6,153                 --       --

Kenneth L. Burkhart, M.D.                   1996         171,006           --                  --                 --       --
Interim President and Medical               1995         110,603           --                  --             65,000       --
Director - HMO Division                     1994(4)           --           --                  --                 --       --

Warwick D. Syphers                          1996         129,958           --              25,573                 --       --
Executive Vice President and                1995          30,000           --               2,825             40,000       --
Chief Financial Officer                     1994(5)           --           --                  --                 --       --


(1) Effective September 30, 1995, Gregory H. Browne resigned as the Company's Chief Executive Officer. For the fiscal years ended June 30, 1994, 1995 and 1996, Mr. Browne received a salary of $206,472, $220,757 and $59,865, respectively. All cash compensation for Mr. Browne represents the compensation received from Ramsay Health Care, Inc., the Company's former parent company. Under a corporate services agreement with that company, the Company paid Ramsay Health Care, Inc. the equivalent of $100,000 per annum ($25,000 for the fiscal year ended June 30, 1996) for the services of Mr. Browne as Chief Executive Officer of the Company. Mr. Browne received $27,860 in other annual compensation during the fiscal year ended June 30, 1994 and was granted options to purchase 60,000 shares of Common Stock during the fiscal year ended June 30, 1995. These options expired unexercised on August 13, 1996.

(2) Effective July 22, 1996, Parveez A. Oliaii ceased to be employed by the Company. Mr. Oliaii had served as Executive Vice President of the Company since September 9, 1994. For the fiscal years ended June 30, 1995 and 1996, Mr. Oliaii received an annual salary of $145,931 and $200,588, respectively, and other annual compensation of $2,882 and $12,082, respectively. Mr. Oliaii was granted options to purchase 75,000 shares of Common Stock during the fiscal year ended June 30, 1995. These options expired unexercised on October 20, 1996.

(3) The compensation of Dr. Lazoritz, Mr. Mandelkern and Dr. Pollack includes compensation received by them from the Company's predecessor corporations, including Florida Psychiatric Management, Inc. ("FPM") and Florida Psychiatric Association, Inc. ("FPA"). FPM was acquired by the Company on October 29, 1993 and FPA was acquired by the Company on June 1, 1994.

(4) Dr. Burkhart commenced employment with the Company as Medical Director-HMO Division on October 17, 1994. On July 22, 1996, Dr. Burkhart was appointed Interim President of the HMO Division.

(5) Mr. Syphers was appointed Executive Vice President and Chief Financial Officer of the Company in February 1995. Mr. Syphers became an employee of the Company on January 1, 1996. Amounts paid to Mr. Syphers prior to January 1, 1996 were paid pursuant to a consulting agreement. Amounts under "Other Annual Compensation" represent housing and automobile allowances.

STOCK OPTION GRANTS AND REPRICING OFFER

  During the fiscal year ended June 30, 1996, the Company did not grant any stock options to the executive officers named in the Summary Compensation Table.

  During the fiscal year ended June 30, 1996, the Company granted options to purchase 250,000 shares of Common Stock to Luis E. Lamela in connection with his appointment as a director and Executive Vice Chairman of the Company. In addition, during the fiscal year ended June 30, 1996, the Company granted options to purchase 125,000 shares of Common Stock to Bert G. Cibran. Mr. Cibran was appointed President and Chief Operating Officer of the Company on August 12, 1996.

  On August 13, 1996, the Board or Directors approved an offer (the "Repricing Offer") to the holders of stock options under the 1994 Stock Option Plan whereby each option holder could exchange existing options with exercise prices of $2.00 per share held by such holder for amended options to purchase the same number of shares of Common Stock at an exercise price of $1.00 per share; provided that such repriced options (the "Repriced Options") will not be exercisable until the date which is six months prior to their expiration date and provided further that vested Repriced Options will become exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the Common Stock as quoted on the OTC Bulletin Board has equalled or exceeded $2.333 (subject to adjustment for events affecting the Common Stock or the capital structure of the Company) per share on at least 15 trading days, which need not be consecutive, subsequent to August 13, 1996. Holders of all stock options which were subject to the Repricing Offer accepted the Repricing Offer. None of the Repriced Options are currently exercisable.

  On August 13, 1996 the Company's Board of Directors adopted the Ramsay Managed Care, Inc. 1996 Long Term Incentive Plan (the "1996 Long Term Incentive Plan"). Under the 1996 Long Term Incentive Plan, 500,000 shares of Common Stock are available for issuance of awards, including options, stock appreciation rights, restricted stock, performance awards and other stock-based awards. Unless earlier terminated by the Board of Directors, no awards may be granted under the 1996 Long Term Incentive Plan after December 31, 2004. The 1996 Long Term Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms and conditions of the 1996 Long Term Incentive Plan, the Compensation Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the 1996 Long Term Incentive Plan, specify rules and regulations relating to the 1996 Long Term Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the 1996 Long Term Incentive Plan.

  On August 13, 1996, Martin Lazoritz, M.D., Executive Vice President of the Company, I. Paul Mandelkern, Chief Operating Officer, Senior Vice President and General Counsel -Behavioral Health Division, and Robert Pollack, M.D., Medical Director - Behavioral Health Division, were granted options to purchase 225,000, 42,500 and 30,000 shares of Common Stock, respectively. These options have an exercise price of $1.00 per share, are subject to the same terms and conditions as the Repriced Options and none of these options are currently exercisable.

  The following table summarizes stock options exercised during fiscal 1996 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1996.


                   STOCK OPTION EXERCISES IN FISCAL 1996 AND
                      STOCK OPTION VALUES AT JUNE 30, 1996

                                                         Number of Unexercised             Value of Unexercised
                                                        Options at June 30, 1996           In-the-Money Options
                                                                    (#)                  at June 30, 1996 ($) (1)
                                                       ----------------------------    -----------------------------
                                Shares
                               Acquired
                                  on        Value
Name(2)(3)                     Exercise    Realized    Exercisable    Unexercisable    Exercisable     Unexercisable
----------                     --------    --------    -----------    -------------    -----------     -------------
Martin Lazoritz, M.D.             --          --          25,000          50,000            --               --

I. Paul Mandelkern                --          --           5,833          11,607            --               --

Robert Pollack, M.D.              --          --           5,000          10,000            --               --

Kenneth L. Burkhart, M.D.         --          --          21,667          43,333            --               --

Warwick D. Syphers                --          --          13,333          26,667            --               --

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

(2) At June 30, 1996, Gregory H. Browne held 11,667 exercisable options to purchase Common Stock and 48,333 unexercisable options to purchase Common Stock. All such options held by Mr. Browne expired unexercised on August 13, 1996. At June 30, 1996, Parveez A. Oliaii held 25,000 exercisable options to purchase Common Stock and 50,000 unexercisable options to purchase Common Stock. All such options held by Mr. Oliaii expired unexercised on October 20, 1996.

(3) All of the named executive officers set forth in the above table elected to accept the Repricing Offer. See "Stock Option Grants and Repricing Offer" above.

EMPLOYMENT AGREEMENTS

  In connection with the acquisition of FPM, RMCI entered into three-year employment agreements through October 31, 1996 with each of Martin Lazoritz, M.D. and I. Paul Mandelkern, each of which has been extended through October 31, 1997. Each of these employment agreements may be terminated by the employee without cause upon 90 days prior written notice effective at any time commencing October 31, 1995. The employment agreements provide that Dr. Lazoritz and Mr. Mandelkern will receive annual base salaries (subject to cost-of-living adjustments) of $250,000 and $150,000, respectively, and annual formula based bonuses (not in excess of 100% of their respective base salaries) based upon growth in revenue and operating income. The employment agreements also provide for participation in all employee benefit plans and programs offered by RMCI. The employment agreements provide that if the employee dies, becomes disabled (i.e., unable to perform his normal duties for a cumulative period of six months in any consecutive 12-month period), or is terminated by RMCI for "due cause," RMCI will pay to such employee or the employee's legal representative all base salary through the date of death or termination for due cause and, in the case of termination due to disability, through the first to occur of (i) the commencement of the payment of benefits to the employee under a disability plan or policy maintained by RMCI or (ii) the death of the employee, and, except in the case of termination for due cause, bonus amounts accrued and unpaid to the date of such death or disability (or date of termination if later than disability date). If RMCI terminates employment without cause, it will be required to pay bonus amounts accrued and unpaid to the date of such termination and salary through October 31, 1996 or, in the case of such termination without cause during the one year extension, through October 31, 1997. Pursuant to the employment agreements, each of Dr. Lazoritz and Mr. Mandelkern has agreed that he will not directly or indirectly compete with RMCI so long as he is employed by RMCI and for a period of one year thereafter.

  Effective September 1994, RMCI entered into an employment agreement with Parveez A. Oliaii for an initial term ending on June 30, 1997, with automatic one year renewals thereafter unless terminated upon 30 days' notice prior to expiration. Mr. Oliaii's employment with RMCI ended on July 22, 1996. The employment agreement provided for an annual base salary of $185,000, annual performance based bonuses, and participation in all employee benefit plans offered by RMCI. Pursuant to the employment agreement, Mr. Oliaii was granted options under RMCI's 1994 Stock Option Plan to purchase 75,000 shares of RMCI Common Stock at an exercise price of $2.00 per share and was also granted options to purchase 75,000 shares of RMCI Common Stock at an exercise price equal to $2.00 (the "Second Options"). The employment agreement provided for severance pay in the form of salary continuation for one year in the event of the termination of Mr. Oliaii's employment without cause. The employment agreement also provided for certain loans to Mr. Oliaii by the Company to enable him to exercise the Second Option and rights issued to him as a stockholder of the Company in connection with the Company's rights offering which closed on June 8, 1995. See "Certain Relationships and Related Transactions." The severance pay and certain other claims arising out of the proposed sale of the Company's subsidiary, Apex Healthcare, Inc., are the subject of pending litigation between the Company and Mr. Oliaii.

  In June 1995, RMCI entered into an employment agreement with Warwick D. Syphers for an initial term ending on June 30, 1996, with automatic one year renewals thereafter unless terminated upon two months' notice prior to expiration. The employment agreement provides that Mr. Syphers will receive an annual base salary of $130,000 and a monthly housing and automobile allowance of $2,300 and will be eligible to receive annual performance based bonuses. The employment agreement also provides for participation in all employee benefit plans offered by RMCI. Mr. Syphers' employment agreement provides that if the employee dies, becomes disabled (i.e., unable to perform his normal duties for a cumulative period of six months in any consecutive 12-month period), or is terminated by RMCI for "due cause," RMCI will pay to such employee or the employee's legal representative all base salary and bonuses amounts accrued and unpaid through the date of death or termination for disability or due cause and, in the case of termination due to disability, all base salary through the first to occur of (i) the commencement of the payment of benefits to Mr. Syphers under a disability plan or policy maintained by RMCI, (ii) the death of Mr. Syphers or (iii) the date which is six months from the date of termination. If RMCI terminates employment without cause, it will be required to pay bonus amounts accrued and unpaid to the date of such termination and salary for a three month period following such termination. Pursuant to the employment agreement, Mr. Syphers has agreed that he will not directly or indirectly compete with RMCI so long as he is employed by RMCI and for a six month period thereafter if terminated during the term.

  The Company also has employment agreements with certain other key employees of the Company, including with certain of its medical directors.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
------------------------------------

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were compiled with.

Certain Relationships and Related Transactions
----------------------------------------------

RELATIONSHIP WITH RAMSAY AFFILIATES

  Ramsay HSA, Ramsay Holdings and Ramsay Hospitals are corporations controlled by the Company's Chairman of the Board, Paul J. Ramsay. Together, these entities hold a total voting interest in the Company of approximately 69.0%. In addition, Ramsay HSA and Ramsay Holdings hold a total voting interest in RHCI of approximately 34.8%.

  On April 24, 1995 (the "Distribution Date"), RHCI distributed, on a pro rata basis in the form of a dividend (the "Distribution"), all of the shares of RMCI's Common Stock held by RHCI, to the holders of record as of April 21, 1995 (the "Distribution Record Date") of (i) RHCI Common Stock, (ii) RHCI's Class A Convertible Preferred Stock, par value $1.00 per share, and (iii) RHCI Series C Preferred Stock.

  In connection with the Distribution, Ramsay HSA received its pro rata share of Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock held by Ramsay HSA as of the Distribution Record Date and, in addition, each of Ramsay HSA and Ramsay Holdings received their respective pro rata share of Common Stock based upon the number of issued and outstanding shares of RHCI Common Stock into which the issued and outstanding RHCI Series C Preferred Stock held by them was convertible as of the Distribution Record Date.

ISSUANCE OF SERIES 1996 PREFERRED STOCK AND WARRANTS TO RAMSAY HOSPITALS

  In June 1996, at the request of RMCI, Ramsay Hospitals agreed to loan RMCI up to $3,000,000 for working capital and general corporate purposes. On June 28, 1996, RMCI borrowed $1,600,000, which was evidenced by a demand promissory note (the "First Hospitals Note") bearing interest at a rate of 12% per annum. In addition, on August 7 and August 8, 1996, RMCI borrowed an aggregate of $800,000, which was evidenced by a demand promissory note (the "Second Hospitals Note") in the principal amount of the lesser of the amount borrowed or $1,400,000, bearing interest at a rate of 12% per annum. On September 10, 1996, as described below, the First Hospitals Note and the Second Hospitals Note were repaid and cancelled.

  On September 10, 1996, RMCI entered into a stock purchase agreement with Ramsay Hospitals, pursuant to which Ramsay Hospitals purchased 100,000 shares of Series 1996 Preferred Stock at a purchase price of $3,000,000. The purchase price was paid by (i) offset against the outstanding principal amounts under the First Hospitals Note and the Second Hospitals Note ($1,600,000 and $800,000, respectively), (ii) offset against the aggregate accrued unpaid interest on such notes through September 10, 1996 ($54,667) and (iii) $545,333 in cash. In connection with the purchase of the 100,000 shares of Series 1996 Preferred Stock by Ramsay Hospitals, RMCI issued warrants to Ramsay Hospitals to purchase 300,000 shares of Common Stock, at an exercise price of $1.00 per share.

OPTION-FOR-WARRANT EXCHANGE

  At the request of RMCI, in August 1996, Paul J. Ramsay agreed to surrender certain stock options granted to him under the 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals of warrants to purchase Common Stock. RMCI made this request in order to make additional shares of Common Stock available for grant of options under the 1994 Stock Option Plan. Accordingly, on September 10, 1996, Mr. Ramsay, RMCI and Ramsay Hospitals entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 100,000 stock options granted by RMCI to Mr. Ramsay under the 1994 Stock Option Plan in exchange for the issuance to Ramsay Hospitals of warrants (the "Warrants") to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $1.00 per share. The Warrants will be exercisable during the period April 25, 2004 through October 25, 2004, provided that the Warrants will be exercisable earlier in the event that, at the time of exercise, the average of the closing bid and asked prices for the Common Stock as quoted on the OTC Bulletin Board equals or exceeds $2.333 (subject to adjustment for events affecting the Common Stock or the capital structure of
RMCI) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. None of the Warrants are currently exercisable.

DEBT FINANCING ARRANGEMENTS

  In connection with the Distribution, RMCI issued to RHCI a subordinated promissory note (the "Subordinated Promissory Note") in the principal amount of $6,000,000, which note bears interest at 8% per annum and evidences certain advances made to or on behalf of RMCI since its inception, including for working capital and other general corporate purposes and partially to finance the cash portion of the purchase prices for acquisitions of certain acquired businesses. Prior to its issuance, the amounts evidenced by the Subordinated Promissory Note were recorded as intercompany indebtedness between RMCI and RHCI.

  The Subordinated Promissory Note is unsecured and subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with the acquisition of FPM and Human Dynamics Institute ("HDI"), a former managed mental health care services division of Phoenix South Community Mental Health Services, Inc., and future acquisitions of other managed mental health care services businesses and any other Senior Indebtedness (as defined in the Subordinated Promissory Note), including any indebtedness arising under the Company's credit facility with First Union National Bank of Florida and any other bank indebtedness of RMCI or its subsidiaries.

  RHCI and RMCI have been engaged in discussions regarding the restructuring of the payment terms of the net cash advances from RHCI totaling $1,851,000 at June 30, 1996 (which amounts are required to be repaid by RMCI to RHCI pursuant to the Distribution Agreement as discussed below), the interest due on the Subordinated Promissory Note for the year ending June 30, 1997 and $360,000 of interest accrued on the Subordinated Promissory Note from October 1995 to June 30, 1996. In September 1996, RHCI agreed not to require repayment of the net cash advances or the foregoing interest on the Subordinated Promissory Note until after July 1, 1997, all on terms and conditions to be agreed to between RHCI and RMCI. In addition, RHCI agreed that the quarterly installments of principal due on the Subordinated Promissory Note during fiscal 1997 will be due by June 30, 1997. The remaining principal will be payable in equal quarterly installments in arrears over a three-year period with the final payment due on September 30, 2000. See "Certain Agreements in Connection with the Distribution" below.

  In September 1996, Ramsay Hospitals agreed, if requested, to provide additional loans to the Company of up to $2,000,000 for working capital and general corporate purposes. Borrowing under this facility will be payable on demand and will bear interest at 15% per annum. The Company agreed to pay Ramsay Hospitals a $100,000 facility fee in consideration for making the additional facility available to the Company.

OTHER ISSUANCES OF COMMON STOCK

  On October 27, 1994, in conjunction with the purchase of shares of Common Stock by Ramsay Hospitals, the Company issued and sold 75,000 shares of Common Stock to Parveez A. Oliaii and 50,000 shares of Common Stock to Martin Lazoritz, M.D., executive officers of the Company, and 35,000 shares of Common Stock to another officer of a subsidiary of the Company, in each case at a purchase price per share equal to $2.00 per share. The Company entered into stock purchase agreements with each of these officers pursuant to which these individuals purchased their respective shares of Common Stock. Mr. Oliaii issued a promissory note to the Company in the original principal amount of $148,500 as part of the purchase price for the 75,000 shares of Common Stock purchased by him. On March 8, 1995, in connection with the amendment of Mr. Oliaii's employment agreement with the Company, the terms of the promissory note were modified to require repayment of principal in quarterly installments commencing December 31, 1995. Interest on such promissory note is computed at a fluctuating rate per annum equal to the one-year London Interbank Offered Rate, as in effect from time to time, and is payable quarterly in arrears, commencing on March 31, 1995. In addition, pursuant to his amended employment agreement, Mr. Oliaii was given the right to request RMCI to make loans to him for the purpose of exercising up to 37,500 rights (the "Rights") which were issued to him as a stockholder of the Company in connection with the Company's rights offering which closed on June 8, 1995. In accordance with the terms of the amended employment agreement, Mr. Oliaii exercised an aggregate of 37,500 Rights at the exercise price of $2.00 per share with funds borrowed from the Company and issued a secured promissory note (the "Rights Exercise Note") to the Company in the principal amount of $75,000. The Rights Exercise Note is payable in eight quarterly installments of principal and interest commencing September 8, 1995 with the final repayment due June 8, 1997. See "Employment Agreements."

CERTAIN AGREEMENTS IN CONNECTION WITH THE DISTRIBUTION

  Following the Distribution, RHCI and RMCI became separate, publicly traded companies with the contractual arrangements described below. Other than by reason of their equity ownership in RHCI and RMCI, neither Ramsay HSA, Ramsay Holdings nor Ramsay Hospitals have any interest in RHCI's or RMCI's rights and benefits arising under these contractual arrangements. In addition, other than by reason of his equity ownership interests in Ramsay HSA, Ramsay Holdings and Ramsay Hospitals, Mr. Ramsay does not have any ownership interests in RHCI or RMCI or their respective rights and benefits under these contractual arrangements.

  In connection with the Distribution, RHCI and RMCI entered into a Second Amended and Restated Distribution Agreement (the "Distribution Agreement") which set forth the terms of the Distribution and certain agreements in connection with the Distribution. In addition, RHCI and RMCI entered into an Employee Benefit Agreement (the "Employee Benefit Agreement"), Tax Sharing Agreement (the "Tax Sharing Agreement") and Corporate Services Agreement (the "Corporate Services Agreement), and RMCI issued the Subordinated Promissory Note to RHCI. Except as otherwise provided in these agreements, all covenants and agreements terminate on the sixth anniversary of the Distribution Date.

  The Distribution Agreement provides that RHCI and RMCI will indemnify each other with respect to (i) claims in connection with the Prospectus or the Registration Statement on Form S-1 relating to the Distribution with respect to the information provided by RHCI or RMCI, as the case may be; (ii) failure to perform, or violation of the Distribution Agreement, the Employee Benefit Agreement, the Tax Sharing Agreement, the Corporate Services Agreement or the Subordinated Promissory Note; and (iii) claims related to their respective businesses whether the occurrence giving rise to the claim occurred prior to or subsequent to the Distribution Date. Under the Distribution Agreement, RMCI will also indemnify RHCI for all matters arising out of or relating to the acquisitions of FPM, FPA and HDI, including with respect to earn-out obligations and purchase price indebtedness thereunder. In addition, the Distribution Agreement provides that RHCI will honor certain non-compete covenants relating to such acquisitions.

  The Distribution Agreement provides for the repayment of all intercompany receivables or payables reflected on the books and records of RHCI or RMCI (other than those evidenced by the Subordinated Promissory Note, which are governed by the terms of the Subordinated Promissory Note) between RHCI and its subsidiaries, on the one hand, and RMCI and its subsidiaries, on the other hand. At June 30, 1996, the net amount owed to RHCI by RMCI totalled approximately $1,851,000. Notwithstanding the terms of the Distribution Agreement, RHCI has agreed not to require repayment of this amount until after July 1, 1997, all on terms and conditions to be agreed to between RHCI and RMCI. See "Debt Financing Arrangements" above.

  Pursuant to the Corporate Services Agreement, RHCI receives (i) a monthly fee of $15,000 per month for certain administrative and other services which RHCI historically has provided to RMCI and continues to provide following the Distribution Date, payable monthly in arrears in cash, and (ii) reasonable out-of-pocket expenses incurred by RHCI in providing such services. Pursuant to the Corporate Services Agreement RMCI receives (i) a fee of $1,000 for each day during which RMCI provides consulting services to RHCI relating to the managed mental health care services business, payable monthly in arrears in cash and
(ii) reasonable out-of-pocket expenses incurred by RMCI in providing such services. The foregoing fees are subject to quarterly review by the parties and to adjustment, if necessary, to reflect any increase or decrease or additional services being provided by RHCI or RMCI, as the case may be.

  The Corporate Services Agreement also provides that RMCI will utilize RHCI's network of mental health hospitals and clinics as a "preferred provider" to the extent practicable and to the extent clinically and geographically appropriate, all as determined by RMCI, for the treatment of individuals covered under agreements held by RMCI. The fees for such services will be at mutually agreed upon rates and which will be no less favorable to RHCI or RMCI than fees paid by RMCI to an unaffiliated third-party preferred provider.

  Pursuant to the Tax Sharing Agreement, RHCI has agreed to indemnify RMCI for any income tax liability (i) attributable to the operations of RMCI during any period on or before October 27, 1994 and (ii) attributable to the operations of RHCI and its subsidiaries (other than RMCI and its subsidiaries), and RMCI has agreed to indemnify RHCI for any income tax liability attributable to the operations of RMCI and its subsidiaries for all periods beginning the day after October 27, 1994.

  Pursuant to the Employee Benefit Agreement, following the Distribution, employees of RMCI continued to be eligible to participate in certain employee benefit plans maintained by RHCI and in which such employees have been eligible to participate during a transition period during which RMCI is obligated to establish its own health insurance and other employee benefit plans. Under the Employee Benefit Agreement, RMCI has assumed all liabilities relating to employees of RMCI and its subsidiaries, including for accrued vacation, sick pay and holidays, and RHCI is responsible for providing COBRA coverage to any RMCI employee who was entitled to such coverage prior to or on the Distribution Date. In addition, each party will reimburse the other for costs and expenses incurred by it in performing its obligations under the Employee Benefit Agreement to the same extent and in the same manner as the parties allocated such costs and expenses prior to the Distribution, including costs and expenses incurred by RHCI in administering such employee benefit plans for the benefit of RMCI employees which are not otherwise reimbursed to RHCI.

  Effective on the Distribution Date, RMCI entered into the Management Agreement with Ramsay Health Care Pty. Limited (the "Manager"), a corporation controlled by Paul J. Ramsay. The term of the Management Agreement will terminate upon the earlier of (i) October 1997 or (ii) one year after written notice of termination given by either party to the Management Agreement. The Management Agreement provides for the payment of an annual management fee equal to the greater of $100,000 per annum and 0.50% of the gross revenues of RMCI and its subsidiaries on a consolidated basis for any such year. Pursuant to the Management Agreement, the Manager provides managerial services to the Company including, but not limited to (a) participation in overall strategic planning of the Company, (b) strategic and operational discussions with the chief executive and other officers of the Company, (c) review and evaluation of possible acquisition candidates and development projects, (d) review of material contracts and commitments entered into by the Company and (e) participation in bank and other financing negotiations. In addition, the Manager provides a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of any executive and senior management turnover. The management fee payable to the Manager under the Management Agreement was established on the basis of a negotiated amount based on the anticipated time to be spent and out-of-pocket costs to be incurred by personnel of the Manager in performing its duties pursuant to the Management Agreement, including expenses for travel by the Manager's personnel to and from the Company's annual management conference and all other meetings at which representatives of the Manager will be present. There is no separate reimbursement for such travel and other out-of-pocket costs, all of which are paid from the annual management fee. In addition, directors of the Company who reside in Australia and who incur travel expenses and other out-of-pocket costs in their capacities as directors, including in connection with their attendance at Board of Director and other meetings of the Company, do not receive separate reimbursement for such costs.

OTHER ARRANGEMENTS

  RMCI has entered into indemnification agreements with all directors and executive officers of RMCI. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of RMCI or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of RMCI or any of its subsidiaries or affiliates, and their service at the request of RMCI or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  Thomas M. Haythe, a director of the Company and RHCI, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company and RHCI during the last fiscal year and will continue to render legal services to the Company and RHCI in the future.

  The Company has entered into a Consulting Agreement (the "Agreement") dated as of January 1, 1996 with Summa Healthcare Group, Inc. ("Summa"), a company of which Luis E. Lamela, a director of the Company, is the principal. Under the Agreement, Summa provides the Company with advisory and consulting services in connection with strategic planning, business development, investor relations and operations. Under the Agreement, Summa received a consulting fee of $21,000 per month during fiscal 1996. In addition, Summa is entitled to a success fee to be negotiated in good faith between the Company and Summa with respect to any significant acquisition or divestiture as to which Summa renders substantial consulting or advisory services. The Agreement is for an initial term of one year, subject to automatic renewal from year to year unless either party gives a notice of non-renewal three months prior to expiration of the then current term. In addition, the Agreement may be cancelled by either party on three months' notice effective at any time following January 1, 1997. Upon termination of the Agreement, Summa is entitled to payment of any fees earned to the effective date of termination.

  FPM's and FPA's offices in Orlando, Florida and several of their clinics and other offices are leased from partnerships of which Martin Lazoritz, M.D. and other employees of the Company are partners. Total rental expense under these leases for the fiscal years ended June 30, 1994, 1995 and 1996 was $361,998, $414,000 and $355,000, respectively. The Company believes that the rent and other terms and conditions of these leases are no less favorable to the Company than the Company could obtain from non-affiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of RMCI, owned beneficially more than five percent of any class of the outstanding voting securities of RMCI as of September 15, 1996, and their respective stockholdings as of such date, are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.



Name and Address                           Title          Number of      Percentage
of Beneficial Owner                      of Class      Shares Owned(1)  of Class (1)
------------------------------------  ---------------  ---------------  ------------
Paul J. Ramsay                            Common          6,913,173 (2)      70.38%
 c/o Paul Ramsay Group
 154 Pacific Highway                    Series 1996         100,000         100.0 %
 Greenwich, NSW 2065                  Preferred Stock
 Australia

Paul Ramsay Hospitals Pty. Limited        Common          6,175,000 (3)      62.87%
 c/o Haythe & Curley
 237 Park Avenue, 20th Floor            Series 1996         100,000         100.0 %
 New York, New York  10017            Preferred Stock

Ramsay Holdings HSA Limited               Common            552,428 (3)       8.64%
 c/o Haythe & Curley
 237 Park Avenue, 20th Floor
 New York, New York  10017

   (1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually for purposes of calculating the number of shares owned and the percentage of class for each such named person, but are not deemed to be outstanding for purposes of such calculations for any other named person.

   (2) Mr. Ramsay's beneficial ownership of Common Stock is based on 6,175,000 shares of Common Stock beneficially owned by Ramsay Hospitals, 552,428 shares of Common Stock beneficially owned by Ramsay HSA and 185,745 shares of Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Hospitals include 425,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants and 3,000,000 shares of Common Stock issuable upon the conversion of 100,000 shares of Series 1996 Preferred Stock. Does not include 25,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Ramsay, which are not currently exercisable, and 100,000 shares of Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable. See "Option-for-Warrant Exchange," above.

   (3) These shares are included in the beneficial stock ownership of Paul J. Ramsay and are included in footnote (2) above.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table set forth, as of September 15, 1996, the number of shares of each class of outstanding voting securities of RMCI beneficially owned by each of RMCI's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.



                                              Title                   Number of        Percentage of
Name of Beneficial Owner                    of Class               Shares Owned (1)       Class (1)
------------------------                    --------               ----------------    -------------
Paul J. Ramsay                               Common                   6,913,173 (2)          70.38%
                                   Series 1996 Preferred Stock          100,000             100.0%
Aaron Beam, Jr.                              Common                       7,600                *
Peter J. Evans                               Common                         -0-                *
Thomas M. Haythe                             Common                      10,000                *
Moises E. Hernandez, M.D.                    Common                      45,000 (3)            *
Luis E. Lamela                               Common                         -0-                *
Michael S. Siddle                            Common                         -0-                *
Martin Lazoritz, M.D.                        Common                      85,061               1.33%
I. Paul Mandelkern                           Common                       5,235                *
Robert Pollack, M.D.                         Common                      17,268                *
Kenneth L. Burkhart, M.D.                    Common                     105,000               1.64%
Warwick D. Syphers                           Common                         -0-                *
All directors, executive                     Common                   7,190,598 (2)(3)       72.87%
 officers and other officers as    Series 1996 Preferred Stock          100,000             100.0%
 a group (15 persons)


     *  Indicates ownership percentage of less than one percent.

     (1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.

     (2) Mr. Ramsay's beneficial ownership of Common Stock is based on 6,175,000 shares of Common Stock beneficially owned by Ramsay Hospitals, 552,428 shares of Common Stock beneficially owned by Ramsay HSA and 185,745 shares of Common Stock beneficially owned by Ramsay Holdings, which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Hospitals include 425,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants and 3,000,000 shares of Common Stock issuable upon the conversion of 100,000 shares of Series 1996 Preferred Stock. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ramsay, which are not currently exercisable, and 100,000 shares of Common Stock issuable upon the exercise of warrants held by Ramsay Hospitals, which are not currently exercisable. See "Option-for-Warrant Exchange," above.

     (3) Consists of 45,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock.

     2.  RATIFICATION OF SELECTION
         OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1997. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the financial statements of the Company for the Company's fiscal year ending June 30, 1997. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

     A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     3.  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

Stockholder Proposals
---------------------

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by July 1, 1997, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.


October 28, 1996

                           RAMSAY MANAGED CARE, INC.
            PROXY--ANNUAL MEETING OF STOCKHOLDERS--NOVEMBER 21, 1996

     The undersigned, a stockholder of RAMSAY MANAGED CARE, INC., does hereby appoint Paul J. Ramsay and Bert G. Cibran, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock and Series 1996 Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, November 21, 1996 at 3:30 P.M., Eastern Standard Time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1.   Election of Directors  [_] FOR all the nominees listed (except as marked to the contrary below).

                            [_] WITHHOLD AUTHORITY to vote for the nominees
                                listed below.

     Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Luis E. Lamela, Moises
     E. Hernandez, M.D., Paul J. Ramsay and Michael S. Siddle.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
____________________________________________________________


2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1997.
     FOR  [_]    AGAINST  [_]  ABSTAIN  [_]

The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO EITHER OF ITEMS 1 OR 2 THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.


                         IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, shareholders, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, such joint tenants or trustees should sign.

                         Dated:_____________________1996


                         ___________________________
                         Entity Name



                         ___________________________(L.S.)


                         ___________________________(L.S.)
                         Stockholder(s) Sign Here


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.